Exhibit 15.1

KPMG Auditores Independentes

Rua do Passeio, 38 - Setor - 2 17º andar—Centro

20021-290 - Rio de Janeiro/RJ—Brasil

Caixa Postal 2888—CEP 20001-970 - Rio de Janeiro/RJ—Brasil

Telefone +55 (21) 2207-9400

www.kpmg.com.br

March 1, 2019

Petróleo Brasileiro S.A.—Petrobras

Avenida República do Chile 65

Rio de Janeiro—RJ

Petrobras Global Finance B.V.—PGF

Weena 762, 3014 DA

Rotterdam, The Netherlands

Re: Pre-Effective Amendment No. 1 to the Registration Statements on Form F-3 (File Nos. 333-229096 and 333-229096-01)

With respect to the Pre-Effective Amendment No. 1 to the Registration Statements on Form F-3 of Petróleo Brasileiro S.A.—Petrobras (“Petrobras”) and Petrobras Global Finance B.V. (File Nos. 333-229096 and 333-229096-01), we acknowledge our awareness of the use and incorporation by reference therein of our report dated August 2, 2018 related to our review of interim financial information of Petrobras as of June 30, 2018 and for the six-month periods ended June 30, 2018 and 2017, included in its Form 6-K furnished to the Securities and Exchange Commission on August 3, 2018.

Pursuant to Rule 436 under the U.S. Securities Act of 1933, as amended (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG Auditores Independentes

KPMG Auditores Independentes

Rio de Janeiro, Brazil

KPMG Auditores Independentes, uma sociedade

simples brasileira e firma-membro da rede KPMG

de firmas-membro independentes e afiliadas á

KPMG International Cooperative (“KPMG

International”), uma entidade suĺça.

KPMG Auditores Independentes, a Brazilian entity

and a member firm of the KPMG network of

independent member firms affiliated with KPMG

International Cooperative (“KPMG International”),

a Swiss entity.